                                                                  EXHIBIT 10.12

     [*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
          BRACKETS WITH ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                AOL Confidential
                                                FOR INTERNAL AOL DISCUSSION ONLY

        AMENDMENT TO MASTER AGREEMENT FOR VALUE ADDED SERVICES (BRAZIL)
                                 BY AND BETWEEN
  AOL BRASIL LTDA. AND EMPRESA BRASILEIRA DE TELECOMUNICAcoES S.A. - EMBRATEL

     This Amendment (the "Amendment"), effective as of March __, 2000 (the "Amendment Date"), is entered into by and between AOL BRASIL LTDA., a Brazilian corporation headquartered at Avenida Industrial 600, 2o. Andar, Santo Andre, 08090-500, Sao Paulo - SP, registered with the Ministerio de Fazenda under number 03.032.579/0001-62, represented by its __,__, hereinafter called AOL, and EMPRESA BRASILEIRA DE TELECOMUNICAcoES S.A. - EMBRATEL, a Brazilian corporation headquartered at Av. Presidente Vargas, 1012, CEP 20179-900, Rio de Janeiro - RJ, registered with the Ministerio de Fazenda under number 33.530.486/0001-29, represented by its __, __, hereinafter called EMBRATEL, and modifies, and is incorporated into, the Master Agreement for Value Added Services (Brazil) dated October 18, 1999 by and between AOL and EMBRATEL (the "Agreement"). This Amendment modifies the sections of the Agreement as indicated below. Unless modified herein, all other terms defined in the Agreement shall have the same meaning when used in this Amendment. All terms and conditions of the Agreement not otherwise specifically modified in this Amendment remain unchanged and in full force and effect. In the case of conflict between the terms of this Amendment and the remaining terms and conditions of the Agreement, the terms of this Amendment shall control.

1.  INTERNATIONAL TRANSIT SERVICES

Section 1 of the Agreement is hereby amended by adding the following provisions at the end of Section 1("Scope of Services"):

          The services under this Agreement include, the provision of fully-redundant dedicated private line backhaul capacity to AOL between Brazil and the United States ("International Transit Services"), which are part of the network.

          EMBRATEL shall provide International Transit Services to AOL as follows:

(a) Within ten (10) days of the Amendment Date, EMBRATEL shall re-route AOL's existing traffic over [*] of Internet bandwidth capacity on the [*] submarine cable (the "Initial [*] Capacity").

(b) EMBRATEL shall provide AOL a [*] leased line fiber-optic circuit with up to STM-1 bandwidth capacity on the Americas III submarine cable (the "Americas II Circuit") between Brazil and the USA. EMBRATEL shall provide AOL the capacity not later than July 1, 2000. EMBRATEL shall provide AOL the Americas II Circuit for [*] years starting on the Effective Date of the Agreement. EMBRATEL shall notify AOL in writing of the date in which the Americas II Circuit will be made available to AOL at least fifteen (15) days prior such date.

(c) AOL may choose: (i) activate the entire STM-1 bandwidth capacity on the Americas II Circuit upon the earlier of July 1, 2000 or the date the Americas III Circuit is made available to AOL; or (ii) initially activate DS-3 bandwidth capacity on the Amercias II Circuit upon the earlier of July 1, 2000 or the date the Americas III Circuit is made available to AOL, and, thereafter, activate additional units of DS-3 bandwidth capacity until the entire STM-1 capacity on the Americas II Circuit is filled. Such activation will be made by AOL by providing 30 days prior written notice to EMBRATEL specifying the bandwidth to be activated.

(d) During the time the dedicated lease line fiber optic circuit is provisioned, and upon activation of Amercias II capacity for EMBRATEL's Internet backbone, EMBRATEL shall route all AOL traffic over the Americas II Circuit (including traffic previously routed over the Initial [*] Capacity and the Additional [*] Capacity, if applicable). Embratel shall move AOL's traffic to Americas II Internet before any other customer.

(e) If EMBRATEL does not provide the [*] dedicated Circuit to AOL by [*] as provided in Section 1(b), EMBRATEL shall provide AOL, in addition to the Initial [*] Capacity, [*] of bandwidth capacity on the [*] submarine cable (the "Additional [*] Capacity") as of [*] and re-route existing AOL traffic not already routed through the Initial [*] Capacity over the Additional [*] Capacity. In any event, EMBRATEL shall use its best commercial efforts to provide AOL the Additional [*] Capacity as of April 30, 2000 and re-route existing AOL traffic not already routed through the Initial [*] Capacity over the Additional [*] Capacity.

(f) If EMBRATEL does not provide AOL the leased line over Americas II Circuit by [*], AOL may (i) terminate the provision of the Americas II Circuit [*], or (ii) terminate the provision of all International Transit Services [*], by providing EMBRATEL written notice of such termination.

(g) AOL may terminate the provision of International Transit Services at any time upon the delivery of a 30-day notice and the payment of an early termination fee consisting of [*] of the amount corresponding to the months until the expiration date multiplied by the amount of the Service Provision Bill -CPS in force in the termination month. .

(h) International Transit Services shall be provided by EMBRATEL in accordance with the performance measures set forth in Schedule A hereto ("Performance Measures").

(i) If EMBRATEL fails to meet Performance Measures and such failure results in an outage of International Transit Services, EMBRATEL shall credit AOL, in the invoice for the month immediately following the month in which the outage occurs, an amount equal to (i) (a) [*]. EMBRATEL shall not be required to make such credit if the outage results from:

        (1) non-routine operations undertaken by a Party, provided the Parties have agreed in writing in advance of such operations to excuse outages resulting from such operations;

        (2)  an Act of God;

        (3)  a force majeure event; or

        (4) reasonable scheduled maintenance performed by EMBRATEL, provided EMBRATEL has provided AOL at least fifteen (15) days prior written notice of such outage and the reasons therefore;

2.  [*]

Section 2.5 of the Agreement is hereby replaced in its entirety by the following provisions:

          2.5  [*]

3.  INTERNATIONAL TRANSIT FEES

Section 2.1(d) is hereby amended by deleting clauses (c) ("routing through Internet international circuits") and (d) ("recurring backhaul circuit charges"). A new Section 2.6 is hereby incorporated to the Agreement consisting of the following provisions:

          2.6  International Transit Fees.  Fees for International Transit
               --------------------------
          Services ("International Transit Fees") are, as of the date AOL activates bandwidth in the Americas II Circuit, the following, subject to item 2.1 (f) of the Agreement:

             (a) [*] per month for the first unit of DS-3 capacity activated if AOL activates an initial DS-3 capacity on the Americas II Circuit as provided in Section 1(c)(ii).

             (b) [*] per month for the second unit of DS-3 capacity activated if AOL activates an initial DS-3 capacity on the Americas II Circuit as provided in Section 1(c)(ii) and subsequently activates a second unit of DS-3 capacity .

             (c) [*] per month if AOL activates the entire STM-1 capacity on the Americas II Circuit either (i) as provided in Section 1(c)(i), or (ii) if AOL initially activates DS-3 capacity on the Americas II Circuit pursuant to Section 1(b)(ii) and subsequently activates the second and third units of DS-3 capacity (e.g., all three units of DS-3 capacity are activated).

          The prices presented above do not include any taxes. Such prices are [*] and shall be [*] every month, on the release date of the corresponding invoice.

          The prices are for an international circuit from AOL Headquarters in Virginia - USA, terminating in one of EMBRATEL operations building in Sao Paulo - Brazil. Any changes on the circuit termination outside of Embratel facilities in Sao Paulo may require price adjustment.

          In case AOL does not activate the entire STM-1 capacity within [*] of this Amendment Date, then EMBRATEL shall charge AOL for the entire STM-1, according to 2.6 (c), as if such capacity was activated. As of the date of AOL activates bandwidth in the Americas II Circuit, the Base Price shall not include fees for International Transit Services.

4.  MODEM FEES

Section 2.1(a) is hereby amended by replacing the Base Price of [*] per [*] Modem per month with a new Base Price of [*] per [*] Modem per month. The new Base Price set forth above shall become effective as of the date AOL activates bandwidth on the [*] circuit or as of the date AOL terminates the provision of International Transit Services.

5.  MARKET PRICING

A new Section 2.7 is hereby incorporated to the Agreement consisting of the following provisions:

                 2.7  Market Pricing.
                       --------------

                (a) If industry pricing for similar services purchased in similar quantities provided by other modem service providers are materially lower than the fees set forth in 2.1(a), the parties shall renegotiate the fees for modem services to bring them in line with industry pricing.

                (b) If AOL receives [*] that provides telecommunications services in Brasil with a similar capability to deliver similar International Transit Services to AOL [*] EMBRATEL to AOL for International Transit Services, then, upon presentation of such [*], EMBRATEL shall enter into good faith discussions with AOL in order to [*] on this Agreement [*].


6.  MARKET PRICING REMEDIES

A new Section 2.8 is hereby incorporated to the Agreement consisting of the following provisions:

                2.8  Market Pricing Remedies.
                     -----------------------

                (a) If EMBRATEL does not reduce its fees for Modems as provided in Section 2.7(a), then AOL may, by providing written notice to EMBRATEL, (i) be released from its commitment to order [*] Modems from EMBRATEL pursuant to
                     Section 1.1 of the Agreement, and/or (ii) decommission Modems as specified by AOL without incurring any liability to EMBRATEL.

                (b) If the parties are unable to reach an agreement regarding market price conditions as provided in Section 2.7(a), then AOL may, [*] the provision of International Transit Services [*] to EMBRATEL, including the termination penalty of Section 1(g), by providing written notice to EMBRATEL of such termination.


7.  PAYMENT TERMS

Section 2.4 of the Agreement is hereby amended by adding the following provisions at the beginning of such section:

            EMBRATEL will [*] AOL International Transit Fees on a [*] basis [*].

8.  TERM

Section 8.1 of the Agreement is hereby amended by deleting the first sentence of such section ("The term of this relationship shall be three (3) years from the Effective Date") and replacing it with the following provisions:

                     The term of the Agreement shall be [*] years from the Americas II Circuit activation date, provided that the provision of Modems and services related thereto (other than International Transit Services) shall terminate three
                     (3) years after the Effective Date of the Agreement.

9.  FORCE MAJEURE

Section 14.3(d) of the Agreement is hereby replaced in its entirety by the following provisions:

                     (d) If any of the circumstances described in this Section prevent, hinder or delay performance of a material portion of the Services necessary for the performance of AOL's critical functions, taken as a whole, for more than [*] hours, then AOL may: (iii) [*] the provision of International Transit Services if International Transit Services are materially affected by such force majeure circumstances.

10.  LANGUAGE AND COUNTERPARTS

     This Amendment is executed in English, and AOL shall, within thirty (30) days as of the Amendment Date, provide EMBRATEL a translation of this Amendment into Portuguese to be executed by both Parties. The Parties shall agree upon the final version of the Portuguese translation as soon as practicable. In case of any discrepancies between the English version and the Portuguese version of this Amendment, the Portuguese version shall prevail. This Amendment may be executed in several counterparts , each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Date.

Sao Paulo, March __, 2000

AOL BRASIL LTDA.                                     EMPRESA BRASILEIRA DE TELECOMUNICAOES - embratel

By:                                                  By:
    -----------------------------------------           ---------------------------------------------

Name:                                                Name:
     ----------------------------------------            --------------------------------------------

Title:                                               Title:
      ---------------------------------------            --------------------------------------------

WITNESSES:

By:                                                  By:
    -----------------------------------------           --------------------------------------------

Name:                                                Name:
     ----------------------------------------              -----------------------------------------

RG:                                                  RG:
    -----------------------------------------           --------------------------------------------


                                                                AOL Confidential
                                                FOR INTERNAL AOL DISCUSSION ONLY

                                   SCHEDULE A
                              PERFORMANCE MEASURES
                              --------------------

o International Transit Services shall be provided on a net availability of [*] (measured over the preceding 90 day period).

o The undersea portion of the International Transit Services meets the performance criteria of ITU-T G.826 and has line monitoring and protection switching.

o The inland portion of the International Transit Services has the ability to carry commercial traffic between the system interface at the Fortaleza cable station to the inland point of interface meeting performance criteria of ITU-T G.826 and has protection switching capability. The interface to the system shall be an optical interface as specified in ITU Recommendation G.957 and be 1+1 (or equivalent) protected.

o The connection between the Fortaleza cable station and Sao Paulo will be delivered through EMBRATEL's [*].

o Day to day operation of the International Transit Services will be under the control of the Embratel Network Operations Center (the "Embratel NOC"). The
                                                        ------------
   Embratel NOC will be manned 24 hours per day, 7 days per week, and will provide comprehensive end to end monitoring of the system between AOL - Virginia, Fortaleza Cable Station, and Sao Paulo.

o The Embratel NOC will act as the Restoration Control Office (RCO) and coordinate all system restoration activity. Internal restoration, using the Drop and Continue Add/Drop Multiplexers (ADMs) and Synchronous Digital Hierarchy (SDH) loop technology, will be automatic, with an interruption of less than [*].